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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                    FORM 8-K
                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                              --------------------

                     April 8, 1999 (March 26, 1999)
                Date of Report (Date of earliest event reported)


                               TYLER CORPORATION
                               -----------------
             (Exact name of registrant as specified in its charter)


     Delaware                      1-10485                      75-2303920
     --------                      -------                      ----------
 (State or other                 (Commission                 (I.R.S. Employer
 jurisdiction of                 File Number)                Identification No.)
incorporation or
  organization)


                            2800 W. Mockingbird Lane
                              Dallas, Texas 75235
                              -------------------
                    (Address of principal executive offices)

                                 (214) 902-5086
                                 --------------
                        (Registrant's telephone number,
                              including area code)


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Item 2.  Acquisition or Disposition of Assets.

         Effective March 26, 1999, Tyler Corporation ("Tyler") sold all of the outstanding common stock of its subsidiary, Forest City Auto Parts Company ("Forest City"), to HalArt L.L.C. ("HalArt") for approximately $24.5 million. HalArt is a privately held company controlled by Arthur M. Hawkins, former Chairman, Chief Executive Officer and President of Exide Corporation. Harold Parkison, President of Forest City prior to its sale, is also a shareholder of HalArt. Proceeds consisted of $12.0 million in cash, $3.8 million in a short-term secured promissory note, $3.2 million in senior secured subordinated notes and $5.5 million in preferred stock. The short-term secured promissory note bears interest at 8 1/2%, becomes due in July 1999, is secured by a first lien on certain real estate and is subject to mandatory prepayment in certain conditions. In July 1999, the unpaid balance, if any, of the short-term secured promissory note will be converted to a senior subordinated note due in March 2002. The senior secured subordinated notes will carry interest rates ranging between 6% to 8%, become due in March 2002, and will be secured by a second lien on Forest City inventory and real estate. The preferred stock will be mandatorily redeemable March 2006. Both the subordinated notes and the preferred stock will be subject to partial or whole redemption upon the occurrences of specified events.

         The estimated loss on the disposal of Forest City is $8.9 million (net of taxes of $0.7 million), consisting of an estimated loss on disposal of the business of $8.5 million and a provision of $0.4 million, after taxes, for anticipated operating losses from the measurement date to the date of disposal. The amounts the Company will ultimately realize could differ materially from the amounts assumed in arriving at the loss on disposal of the discontinued operations. In determining the loss on the disposal of the business, the subordinated notes were valued using present value techniques. Also, because redemption of the preferred stock is highly dependent upon future successful operations of the buyer and due to the extended repayment terms, the Company is unable to estimate the degree of recoverability. Accordingly, the Company will record the value of the preferred stock as cash is received.









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Item 7.  Financial Statements and Exhibits.

(b)      Pro forma financial information

         The sale of the outstanding common stock of Forest City ("the Transaction") was completed on March 26, 1999, prior to the issuance of the Company's Form 10-K for the year ended December 31, 1998. The Company retroactively restated its consolidated financial statements in the filing to reflect Forest City as a discontinued operation. Therefore, the results of the Transaction are reflected in the historical consolidated financial statements included in the Company's Form 10-K for the year ended December 31, 1998, which is hereby incorporated by reference, and pro forma information is not required.

(c)      Exhibits

10.1     Stock Purchase Agreement between HalArt, L.L.C. and Tyler Corporation.

10.2 Subordination and Intercreditor Agreement between Congress Financial Corporation (Central), Tyler Corporation and Forest City Auto Parts Company.

10.3 Senior Subordinated Secured Promissory Note due July 26, 1999, in the amount of $3,825,000.

10.4 Senior Subordinated Secured Promissory Note due March 26, 2002, in the amount of $1,155,000.

10.5 Senior Subordinated Secured Promissory Note due March 26, 2002, in the amount of $2,000,000.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              TYLER CORPORATION




                              By: /s/ Theodore L. Bathurst
                                 -------------------------------------
                                  Theodore L. Bathurst
                                  Vice President and Chief Financial Officer
                                  (principal financial officer)


Date: April 8, 1999


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                               INDEX TO EXHIBITS

EXHIBIT NUMBER             DESCRIPTION
--------------             -----------
   10.1     Stock Purchase Agreement between HalArt, L.L.C. and Tyler
            Corporation.

   10.2     Subordination and Intercreditor Agreement between Congress
            Financial Corporation (Central), Tyler Corporation and Forest City
            Auto Parts Company.

   10.3 Senior Subordinated Secured Promissory Note due July 26, 1999, in the amount of $3,825,000.

   10.4 Senior Subordinated Secured Promissory Note due March 26, 2002, in the amount of $1,155,000.

   10.5 Senior Subordinated Secured Promissory Note due March 26, 2002, in the amount of $2,000,000.